UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2008

Lighting Science Group Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)

2100 McKinney Avenue, Suite 1515, Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 382-3630
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
(b)	On February 12, 2008, Lighting Science Group Corporation (the “Company”) announced that the Company’s Chief Financial Officer, Dean Seniff, left the Company on February 7, 2008.

(c)	On February 12, 2008, the Company also announced that Steve Hamilton, Vice President, Finance, will assume the duties of the Chief Financial Officer. Mr. Hamilton is currently the Company’s Corporate Controller and was the Chief Financial Officer of the Company from November 2005 through October 4, 2007..

Mr. Hamilton was not selected pursuant to any arrangement or understanding between him and any other person.

There are no family relationships between Mr. Hamilton and any director or executive officer of the Company.
Prior to joining us, Mr. Hamilton was a consultant with Grant Knauth, LLP from September 2004 through October 2005, and he served as Chief Financial Officer of Quadrem International Holdings, Limited, a multi-national company operating an electronic marketplace from January 2001 through September 2004.
ITEM 9.01.   Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1     Press Release, dated February 12, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2008	Lighting Science Group Corporation
	By:	/s/ Govi Rao
		Name:	Govi Rao
		Title:	Chairman and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 12, 2008